UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 21, 2015

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Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
414-319-8500

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2015, Joy Global Inc. (the “Company”) announced that Randal W. Baker, Executive Vice President and Chief Operating Officer, will leave the Company effective September 4, 2015. Mr. Baker previously served as President of Joy Global Surface Mining Inc. from November 2009 until his appointment as Chief Operating Officer in December 2013. Mr. Baker’s departure will be regarded as a termination without cause under the previously disclosed terms of his Senior Executive Retention Agreement, dated March 13, 2013, and equity award agreements subsequent to such date.

“We are appreciative of Randy’s contributions to Joy Global over his nearly six years of service with us and we wish Randy the best in his future endeavors,” said Ted Doheny, the Company’s President and Chief Executive Officer.

Item 8.01     Other Events.

On August 21, 2015, the Company issued a press release announcing Mr. Baker’s departure. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Press Release of Joy Global Inc. dated August 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date:	August 21, 2015	By:	/s/ Matthew S. Kulasa
Matthew S. Kulasa
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Joy Global Inc. dated August 21, 2015.